Exhibit 99.3

See Important Disclaimers at the bottom of this document.

Public Management Presentation Transcript

Jack Antsey – Goldman

Slide: Transaction Overview

Hi, I’m Jack Anstey, Vice President at Goldman Sachs’ Technology Investment Banking Group.

On behalf of Goldman Sachs and Deutsche Bank, we are incredibly excited to introduce you to both Symbotic and Softbank today and let you hear all the reasons why we believe Symbotic is poised to transform the global supply chain with its AI enabled technology in a way that increases supply chain agility while reducing resource consumption.

I’ll now hand over to Vikas Parekh Partner at SoftBank who will provide some insight why of all the opportunities in the world to come across their desk they decided to partner with Rick Cohen, Bill Boyd, Tom Ernst and the Symbotic team on this exciting growth opportunity.

Vikas Parekh – Softbank

Slide: SVF Investment Corp. 3

Softbank is a founder-led company just like Symbotic

For over 40 years we’ve been investing in the technology ecosystem across the globe.

SoftBank Investment advisors manages the SoftBank vision fund and has more than 145 investment professionals globally. We have already invested in over 180 growth stage companies and SoftBank Investment Corp 3 is sponsored by the SoftBank Investment advisors

The SPAC vehicle for SoftBank is really an opportunity to partner with world class management teams and accrete ownership in cutting edge technology companies.

To that end, SVF Investment Corp 3 has attached with it, a Forward Purchase Agreement of up to $200 million dollars.

Slide: Automation Drive Transformation

One key investment theme for SoftBank is the role of automation in transforming large industries. Examples of which include Intuitive Surgical in healthcare, and Tesla in transportation, and now we are thrilled to be investing in Symbotic as they transform the supply chain.

Slide: SVF3’s Assessment

When SoftBank had the opportunity to assess Symbotic, we came to the conclusion that here is a technology leader that is attacking a massive TAM and is doing so using AI to automate and deliver solutions. It is backed by an exceptional founder and has a world class management team. It has a track record of sustained and profitable growth, with significant visibility into the future revenue growth potential as well. We believe that Symbotic is just getting started with an opportunity to expand its reach into many more verticals and geographies.

Rick Cohen – Symbotic CEO

Slide: First Principles of the $1T Supply Chain

Thank you Vikas

Let me explain why the supply chain is fundamentally broken and needs to change and why this is the right time for Symbotic to change that supply chain.

Let me explain how the supply chain has worked since the 50’s and why it is going to dramatically change in the next ten years

Manufacturers want to produce and ship things in large quantities. They want to make full pallets and they want to ship truckloads. The most efficient way to move to stuff from the manufacturer and receive stuff in a warehouse is by truck in full pallets.

Warehouse move individual cases to the stores and typically these stores are within 100-200 miles of the warehouse, and the stores want individual cases

The supply chain moves goods through a process of atomizing pallets and cases into items, while buffering the flow to match supply and demand.

Meanwhile, the supply chain has become increasingly global, and labor is increasingly strained, stressing today’s supply chain to the breaking point.

We have invented a unique system that transforms this process with A.I. and robotic automation, and that’s why leading retailers like Walmart partner with us.

Symbotic’s system is the backbone of commerce for our customers, processing inventory faster, more accurately, and far more efficiently.

Slide: Manually Operated Distribution

Let’s back up and discuss the current state of the industry.

Today’s modern supply chain was designed to store, ship and buffer pallets and tractor-trailer’s containers.

It is labor-intensive, space consuming and inflexible, whether you are a large, small, global or regional operator.

Mostly, this warehouse stores air. These humans must inefficiently travel miles per day, the work is strenuous and tedious, often resulting in high workers comp costs, and turnover rates often exceeding 100% if you can even fill the jobs.

Finally, humans are three 9’s accurate, maybe at best four 9’s, resulting in expensive extra buffering in the system and stock-outs at the point of commerce.

Slide: Mechanized Distribution

So, over the last couple of decades the industry has begun to partially mechanize.

The most common technology used, in about 15% of warehouses, reduces the needs for humans to transit the warehouse. This is the approach behind conveyance-based automation.

The problem is a human still needs to take goods off the end of that conveyer you see. In addition, the goods are not sorted, so goods need to be sorted at the store.

So, in the end, this approach only saves some labor.

In addition, conveyors are inflexible to product variety growth or change, they have many single points of failure, and have high and complex maintenance costs.

For Symbotic, even in the supply chains that have invested in conveyance-based automation, the opportunity to rip out and upgrade is massive.

Slide: Symbotic Addresses Existential Threats

Companies are being forced to simultaneously confront three major compounding challenges that have broken their existing supply chains.

First, long-term labor challenges have boiled over into spiraling wage inflation and permanently understaffed warehouses as far as the eye can see.

Second, e-commerce competition is forcing retailers to push the e-commerce fulfillment closer to the customer for faster delivery.

And the third challenge is that today’s consumers expect millions of choices and instant gratification so retailers must tap global supply chains to expand their product variety.

All of this has broken existing inflexible pallet and container-based manual supply chains.

As a customer of supply chain services at my grocery distributor C&S, I could see these three supply chain challenges emerging 15 years ago. So, I started to look for a solution.

Now those challenges pose an existential problem. You must change or you will not be able to compete.

Fortunately, I now have a solution that will transform the industry and I’ve assembled a strong team to execute on this strategy.

Slide: Experienced, Founder-Led Team

Our management and board team are comprised of seasoned and talented leaders that share the passion I have to re-invent the supply chain with A. I. and full robot-to-robot automation.

Rather than just tell you about it, I’d like to show you the system in action.

Slide: Symbotic Distribution Video

Bill Boyd – Symbotic Chief Strategy Officer

Slide: System Architecture

Hello, I’m Bill Boyd, Chief Strategy Officer here at Symbotic.

Now that you’ve seen the video, I thought I would take a few minutes to orient you to the system and our technology in a bit more depth.

Our system has been created on a horizontal architecture in which 3-foot-tall layers of buffering and selection are stacked on top of each other

This architecture allows us to retrofit virtually any existing distribution center while maximizing density.

Because we digitize each individual case and know all of its size and handling attributes, we are able to operate our systems with no labels or trays which gives us an advantage in terms of density, speed and the number of different SKUs we can handle.

The blue area on this slide which you can see makes up most of the space, has no moving parts in it other than our fleet of autonomous robots.

Once a pallet of merchandise is inducted into our system through the inbound cells at the bottom left, no human touches a case on that pallet until it is ready for delivery to a store.

The system that you saw operating in the video is comprised of 5 automated outbound cells, 4 automated inbound cells and a fleet of 400 autonomous bots. It ships about 1 million cases a week and it does that with less than one error per million.

Slide: A.I. Powered System Improves with Time

But what truly makes our system dynamic and disruptive is what it can do when it’s paired with our proprietary AI enhanced software.

What you see on this slide is a top-down view of our software controlling our autonomous bots on one level of our system. Buffering is handled in the yellow areas on the top and inbound and outbound processing is handled in the blue and purple at the bottom of the slide.

Our software plans and manages inbound flow, outbound flow and the tasks of all of the autonomous bots in the system dynamically for optimal performance.

And, critically, the software manages these functions in three dimensions. What you see here is the x and y axes on an individual level, but as I mentioned earlier, we utilize a stacked architecture so a typical system will have ten of the levels you see depicted here stacked on top of each other and the software then manages the system in each of the x, y and z dimensions to create what is truly high-speed, random-access storage and selection throughout the whole system.

And, since our software learns as it handles each and every item, our system becomes more dynamic with use.

Slide: Plug-n-Play Omni-channel

We believe that the ability for our system to learn and improve though operation combined with the speed and accuracy we are able to achieve will also allow future capabilities that have never been achieved in this industry.

What you see on this slide is one of those unlocks.    We are in the process of installing our first prototype of a fully integrated case and item handling system.    Utilizing our existing software and existing case handling autonomous bots along with a new autonomous mini bot we’ll be able to incorporate item atomizing and selection into our system.

The gray structure you see on the left is plugged into our system and allows us to bring native cases directly from our buffering structure to selection stations within our structure where they are selected, added to totes with other items and then returned to buffering by our autonomous bots. They are then selected along with cases for delivery to stores in aisle friendly pallets.

Slide: Deep Competitive Moat

Symbotic has a deep competitive moat which has been developed over 15 years.

We have always looked at our technology as both a system and the sum of a number of very valuable parts.

As a result, we have amassed a very large patent portfolio over time that includes a number of system level patents and patents on critical pieces of our technology and processes.

As a reminder, our software that manages a fleet of hundreds of autonomous vehicles is the ultimate enabler of this system.

Slide: Symbotic’s Disruptive Architecture

And with that, let’s talk about some other solutions in the market and where we fit in.

As I mentioned earlier, we believe that Symbotic utilizes a truly unique and disruptive architecture.

There are capable crane and shuttle-based systems on the market, but they generally require a greenfield purpose-built facility, and they are throughput and SKU constrained compared to Symbotic.

The mechanized handling systems in the market are also capable, but they generally solve only part of the problem facing supply chains as they only automate certain tasks.

We believe that Symbotic offers a better solution than either of these alternatives, and because of our architecture and our ability to handle native cases we think we can potentially be a significant enhancement to the e-commerce and point solutions on the right hand side of this page as they still have not solved the problem of storing, handling and, in many cases, decanting of items that arrive to their systems in cases and/or pallets from manufacturers.

As an analogy for each of these categories of technologies, we liken them to a very capable passenger airplane. It works well, does what they are supposed to do and serves a very valuable purpose, but it will never carry passengers to space. To do that you need a fundamentally different vehicle that is able to reach escape velocity. In this industry we believe that we are that different and disruptive technology.

Slide: Validated by Industry Leaders

We believe that we have a fundamentally different solution for the supply chain of the future because we have worked with some of the most demanding operators of supply chains in developing our system.

Slide: Why Walmart Partners with Symbotic

Walmart has told us that our system is unique in its ability to both retrofit into existing buildings and handle its very large SKU count.

In addition, our ability to innovate and improve our existing system capabilities during the life of the system allows for added flexibility.

And our system throughput exceeds anything else on the market by more than 2x.

Tom Ernst – Symbotic CFO

Slide: Tangible Benefits, Powerful ROI

Hello, I’m Tom Ernst, Chief Financial Officer here at Symbotic.

Let’s discuss the “game-changing” economics our customers can experience by looking at some of the data that our customers have shared with us.

An average system could cost our customers about $50m up front per install.

Given the scalable, modular nature of our system, we currently have installs contemplated that are one third the size of this average system to more than three times as large.

Because of our speed and accuracy, some of our customers plan to save up-front capital costs by reducing their inventory in their supply chain, allowing the system to pay for itself in the first year.

But the savings are just getting started. Our customers realize greatly improved labor efficiency, both in the DC and in the back of the store, lower real-estate needs and increased sales through higher SKU count and lower stock-outs.

Net of annual software subscription fees owed to Symbotic; on an average system our customers typically reduce their operating expenses by over $10m per year.

It is this strong ROI that positions us well to rapidly penetrate our market.

Slide: Strategically Addressed Markets

We have planned our go-to-market strategy over the next few years in three phases.

In our first strategically addressed market, we are targeting five focus verticals, and particularly the top 10 companies in those verticals, providing a $125B addressable opportunity.

Our SAM-2 expands our opportunity by over $100 Billion with the next five verticals.

And then we plan to address another over $100B in opportunities in SAM-3 as we expand into Europe and then the next ten verticals.

Beyond our 3 SAM phases, we have many potential vectors for long-term growth.

Slide: Long-Term Growth Strategy

We see multiple attractive international markets around the globe, particularly East Asia, South America, and the Middle East, where we have already experienced inbound demand for our systems.

The modular, AI and software-driven nature of our system allows us to readily upsell upgrades and performance enhancements.

And we have longer-term product strategies to expand our footprint and see several adjacent markets that would vertically integrate with our strategic platform to expand the scope of our technology.

The massive growth opportunity supports a strong business plan.

Slide: Financial Highlights

I joined the company just over a year ago and couldn’t be more excited about the CFO’s dream combination we have, unparalleled growth visibility, powerful and expanding operating leverage and cash flow to mirror the bottom-line profitability.

Our business plan is built to grow quickly.

While we are targeting nearly a 100% CAGR over the next five years, our backlog exceeds our total cumulative revenue through 2025, giving us exceptional visibility into our top-line plan.

Slide: Projected Revenue

For the next few years, while we are growing rapidly and the initial system capital sale is the strong majority of revenue, we see gross margins growing to and through 30%.

As we look at the business long-term, we see leverage to and through the 50% level.

Our strong gross margins are complemented by operating leverage.

Slide: Sample Contract Summary

The nature of our business model adds additional visibility.

We typically sell three major components.

The customer pays up front and will then own the physical system.

In order to use the system, the customer annually pays software subscription and support.

Finally, and the smallest piece, the customer contracts for system operation services and buys maintenance parts from us as needed.

The revenue recognition for these systems is on a percentage of completion basis, so we benefit from the smoother recognition of revenue as components are built and installed. Currently, this is about a year, and we are working to increase deployment speeds to be able to complete deployment in about six months.

Our recurring revenues are at much higher gross margins than the initial capital purchase. And as a result, we expect the lifetime gross margin of an install to expand by over 60% relative to the first year which provides a powerful razor and razor-blade effect.

Slide: Operating Leverage and FCF Generation

Our growth visibility enables us to plan for operational scale efficiencies and to leverage go-to-market partners in both supply chain and in commissioning of systems.

This enables us to focus our almost doubling of overhead expenses from 2020 to 2025 in investment growth to broaden our market opportunity while we are scaling.

The net result of our strong operating leverage enables us to plan for EBITDA and free cash flow expansion into the low-to-mid 20 percent levels in our plan.

Additionally, we plan to use $125million in capital from this fund raise to fund innovation centers for deployment prototyping, customer experience and training and advanced testing.

Slide: FY2021 Unaudited Results vs Plan

We have a September fiscal year end and are wrapping up our year end close, but I can share our preliminary unaudited results.

We expect to beat our 2021 revenue projections by 14 to 18 percent, driven by faster than expected starts to new systems.

As a result, gross margins should beat plan.

With slightly more operating expenses, we should beat our planned bottom-line plan by up to 10%.

I’d like to turn it over to Vikas from Softbank to discuss the funding transaction.

Vikas Parekh – Softbank

Slide: Symbotic’s Technology is Paradigm-Shifting

I just want to take a minute to reiterate why Softbank sees Symbotic as a transformative opportunity.

Symbotic is well on its way to disrupt a massive industry.

It is doing so using AI and automation to make manual processes more efficient.

And finally, the industry it serves has tremendous secular tailwinds that are going to favor the company for a long time.

Slide: Valuation Upside as Symbotic’s Technologies Shift the Paradigm

Symbotic is a unique company with no direct comparables.

When we considered the landscape, it became clear to us that they are not an automation or industrial technology company with a much higher growth profile and the fact that they are a system led sale, versus a point solution.

We believe that Symbotic compares more favorably to the traditional industrial software players as well, given that their top line growth is accelerating and the very transformative nature of their solutions.

The way we think about Symbotic is more akin to companies that have paradigm shifting technologies and work in massive TAMs, and to disrupt them.

Slide: Faster Revenue Growth with Comparable Margins

Given this framework, we evaluated the financial profile of Symbotic relative to the categories and the names on the previous slide.

Symbotic compares very favorably since it delivers outsized growth and does so profitability.

Not just from an operating margin standpoint, but also from a cashflow standpoint which is indicative of the fact that it is not a capital-intensive business.

Slide: Compelling Revenue Visibility

One of the most unique and differentiating features of Symbotic’s financial profile is the unparalleled revenue visibility that the company has.

Symbotic’s RPO is higher than most of the comp set, and this is especially true if we think of the RPO as a multiple of the forward-looking two-year revenue, which is truly best in class in the case of Symbotic.

In addition to this being an incredible financial feature for all investors, we also believe that this represents the criticality of Symbotic’s tech to its customers and the faith that its customers are placing in Symbotic and its management team.

Slide: Transaction Multiples Present Potential Upside Relative to Peers

Given the nature of the company and its management profile, the transaction multiples represent an upside to the comp set used. The valuation represents a 4.8x 2023 revenue multiple which is lower than the comp set used.

It represents an 8.6x EV/EBITDA multiple and an 8.9 EV / unlevered free cash flow multiple on a 2025 basis, which is again lower than the comps used.

In summary, we believe that the company and the transaction represent a very attractive proposition for all our investors.

Rick Cohen – Symbotic CEO

Thank you Vikas.

The supply chain is fundamentally broken and needs to change, and this is the right time for Symbotic.

Disclaimers

FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, SVF Investment Corp. 3’s (“SVF”) and Warehouse Technologies LLC’s (“Warehouse”) expectations or predictions of future financial or business performance or conditions. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning our possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in SVF’s final prospectus filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2021. These risk factors will be important to consider in determining future results and should be reviewed in their entirety. These forward-looking statements are expressed in good faith, and SVF and Warehouse believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and neither SVF nor Warehouse is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which SVF has filed or will file from time to time with the SEC.

In addition to factors previously disclosed in SVF’s prospectus filed with the SEC on March 10, 2021 and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: ability to meet the closing conditions to a business combination between SVF and Warehouse (the “Merger”) pursuant to that certain Agreement and Plan of Merger, dated December 12, 2021 (the “Merger Agreement”), by and among SVF, Warehouse, Symbotic Holdings LLC and Saturn Acquisition (DE) Corp., including approval by stockholders of SVF and Warehouse on the expected terms and schedule; delay in closing the Merger; failure to realize the benefits expected from the proposed transaction; the effects of pending and future legislation; risks related to disruption of management time from ongoing business operations due to the proposed transaction; business disruption following the transaction; risks related to the impact of the COVID-19 pandemic on the financial condition and results of operations of SVF and Warehouse; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or the termination of any of certain subscription agreements entered into by SVF with certain parties in connection with the Merger Agreement; possible variances between the historical financial information Warehouse presents and its PCAOB audited financial statements, when they become available; the amount of redemption requests made by SVF’s stockholders; the effect of the announcement or pendency of the transaction on Warehouse’s business relationships, performance, and business generally; the ability to meet NASDAQ listing standards following the consummation of the Merger; the amount of the costs, fees, expenses and other charges related to the transaction; the ability of SVF to issue equity securities in connection with the transaction; other consequences associated with mergers, acquisitions and divestitures and legislative and regulatory actions and reforms; and risks related to SVF’s restatement of financials, as described on a Form 8-K filed with the SEC on November 30, 2021.

Any financial projections in this communication are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond SVF’s and Warehouse’s control. While all projections are necessarily speculative, SVF and Warehouse believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out the projection extends from the date of preparation. The assumptions and estimates underlying the projected results are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. The inclusion of projections in this communication should not be regarded as an indication that SVF and Warehouse, or their representatives, considered or consider the projections to be a reliable prediction of future events.

Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results.

This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in SVF and is not intended to form the basis of an investment decision in SVF. All subsequent written and oral forward-looking statements concerning SVF and Warehouse, the proposed transaction or other matters and attributable to SVF and Warehouse or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving SVF and Warehouse.

SVF intends to file a registration statement on Form S-4 with the SEC, which will include a proxy statement and a prospectus of SVF, and each party will file other documents regarding the proposed transaction with the SEC. The definitive proxy statement/prospectus will also be sent to the stockholders of SVF and unitholders of Warehouse, seeking any required stockholder or unitholder approval. Before making any voting or investment decision, investors and security holders of SVF and Warehouse are urged to carefully read the entire registration statement and proxy statement prospectus, when they become available, and any other relevant documents filed with the SEC, as well as any amendments or supplements to these documents, because they will contain important information about the proposed transaction. The documents filed by SVF with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed by SVF may be obtained free of charge from SVF at https://www.svfinvestmentcorp.com/svfc/. Alternatively, these documents, when available, can be obtained free of charge from SVF upon written request to SVF INVESTMENT CORP., 3, 1 Circle Star Way, San Carlos, California 9470, United States Attn: Secretary, or by calling 650-562-8100.

PARTICIPANTS IN THE SOLICITATION

SVF, Warehouse and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of SVF, in favor of the approval of the Merger. Additional information regarding the interests of those participants, the directors and executive officers of Warehouse and other persons who may be deemed participants in the transaction may be obtained by reading the registration statement and the proxy statement/prospectus and other relevant documents filed with the SEC when they become available. Free copies of these documents may be obtained as described in the preceding paragraph.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such other jurisdiction.